                         AMENDED AND RESTATED TERM NOTE
                         ------------------------------

$11,250,000.00                                        Philadelphia, Pennsylvania
                                                             Dated: May 24, 2001

     FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned (jointly and severally, "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK, as successor by merger to Summit Bank ("Lender") the principal sum of Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000.00) outstanding under the Term Loan established for the benefit of Borrower pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated March 9, 1999 among Borrower, Fleet National Bank, as successor-by-merger to Summit Bank, as Agent and the Lenders from time to time a party thereto, as amended by (i) that certain First Amendment to Amended and Restated Loan and Security Agreement dated December 17, 1999, (ii) that certain Second Amendment to Amended and Restated Loan and Security Agreement dated May 24, 2000, and (iii) that certain Third Amendment to Amended and Restated Loan and Security Agreement dated of even date herewith (such Amended and Restated Loan and Security Agreement as amended and as the same may hereafter be amended, supplemented or restated from time to time, being the "Loan Agreement"), together with interest thereon, upon the following terms:

     1. Term Note. This Note is one of the "Term Notes" as defined in the Loan Agreement and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all collateral as described therein.

     2. Interest Rate. Interest on the unpaid principal balance hereof will accrue from the date of advance until final payment thereof at the applicable rate per annum described in Section 5.4 of the Loan Agreement.

     3. Default Interest. Interest will accrue on the outstanding principal amount hereof, following the occurrence of an Event of Default, until paid at the applicable rate per annum described in Section 5.9 of the Loan Agreement (the "Default Rate").

     4. Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

     5. Computation. Interest will be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed.

     6. Payments. Principal and interest hereunder shall be paid in the manner provided for in Section 6.4 of the Loan Agreement.

     7. Default; Remedies. Upon the occurrence of an Event of Default, Lender, at its option, upon notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder or under the Loan Documents, together with interest accrued thereon at the applicable rate specified above. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Lender in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

     8. Waivers. Borrower and all endorsers, jointly and severally, waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except for such notices, if any, as are expressly required to be delivered to Borrower under the Loan Documents.

     9. Miscellaneous. If any provisions of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrower and upon Borrower's successors and assigns and shall benefit Lender and its successors and assigns. The prompt and faithful performance of all of Borrower's obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

     10. Joint and Several Liability. All agreements, conditions, covenants and provisions of this Note shall be the joint and several obligation of each Borrower.

     11. Confession of Judgment. BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR BORROWER AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE OR THE LOAN DOCUMENTS AT THE SUIT OF LENDER OR AGENT, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE UNPAID OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AND ALL OTHER SUMS TO BE PAID BY BORROWER TO OR ON BEHALF OF BANK PURSUANT TO THE TERMS HEREOF OR OF THE LOAN DOCUMENTS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY'S COLLECTION COMMISSION OF FIFTEEN PERCENT (15%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $5,000.00; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

     THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH

JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED.

     12. Prior Notes. Borrower acknowledges and agrees that this Note, together with the other Notes, re-evidences existing indebtedness of certain Borrowers to Agent and this Note, together with the other Notes, is given in substitution of, and not as payment for, all prior notes evidencing such indebtedness and shall not be deemed a novation thereof.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Amended and Restated Term Note to be duly executed the day and year first above written.


                                       NOBEL LEARNING COMMUNITIES, INC.


                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Executive Vice
                                           President


                                       MERRYHILL SCHOOLS, INC.


                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Executive Vice
                                           President


                                       NEDI, INC.


                                       By: /s/ S. Good
                                           -------------------------------------
                                                   S. Good, President
                                                   -----------------------------


                                       MERRYHILL SCHOOLS NEVADA, INC.


                                       By: /s/ John R. Frock
                                           -------------------------------------
                                           John R. Frock, Treasurer


                                       PALADIN ACADEMY, L.L.C., formerly known
                                       as Nobel Learning Solutions L.L.C.


                                       By: /s/ John R. Frock
                                           -------------------------------------
                                                   John R. Frock, Vice President
                                                   -----------------------------

                                       NOBEL EDUCATION DYNAMICS FLORIDA, INC.


                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Vice President


                                       THE ACTIVITIES CLUB, INC.


                                       By: /s/ John R. Frock
                                           -------------------------------------
                                           John R. Frock, President


                                       HOUSTON LEARNING ACADEMY,  INC


                                       By: /s/ John R. Frock
                                           -------------------------------------
                                           John R. Frock, Vice President


                                       NOBEL SCHOOL MANAGEMENT SERVICES, INC.


                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Treasurer


                                       NOBEL LEARNING TECHNOLOGIES, INC.


                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Treasurer